UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

 FORM 8-A

 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Professional Holding Corp.

(Exact name of registrant as specified in its charter)

Florida	46-5144312
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

396 Alhambra Circle, Suite 255 Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, par value $0.01	The Nasdaq Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-235822

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of Class A Common Stock, par value $0.01 per share, of Professional Holding Corp., a Florida corporation. (the “Registrant”). The information required by this Item 1 is incorporated by reference to the information set forth under “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-235822) under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission on January 6, 2020, as thereafter amended (the “Registration Statement”). Such information will also appear in the Registrant’s prospectus that forms a part of the Registration Statement, and such prospectus is incorporated by reference herein, and by any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market, LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 6, 2020

PROFESSIONAL HOLDING CORP.

By:	/s/ Daniel R. Sheehan
Name:	Daniel R. Sheehan
Title:	Chairman & Chief Executive Officer